Exhibit 99.1

CPI INTERNATIONAL ANNOUNCES FOURTH QUARTER AND FISCAL YEAR 2009 FINANCIAL RESULTS

Business gains momentum, driving strong Q4 results and reinforcing positive outlook for FY 2010

PALO ALTO, Calif. – December 10, 2009 – CPI International, Inc. (Nasdaq: CPII), the parent company of Communications & Power Industries, Inc. (CPI), today announced financial results for its fourth quarter and fiscal year ended October 2, 2009.

“In the past several months, CPI’s business has been gaining momentum, and we ended fiscal 2009 with the strongest quarter of the year.  We are well-positioned for continued progress in fiscal 2010,” said Joe Caldarelli, chief executive officer.

CPI’s notable financial achievements during the most recent fiscal year include:

•
Quarter-over-quarter increases in sales, net income (excluding non-recurring discrete tax benefits) and adjusted EBITDA, culminating in robust fourth quarter results that illustrate improving market conditions;

•	Record high end-of-the-year backlog, totaling $226 million;
•
Strong cash flow from operating activities, totaling $30.1 million, or $1.72 per share on a diluted basis.  Free cash flow exceeded the company’s expectations, totaling $26.7 million, or $1.53 per share on a diluted basis; and

•	Retirement of $30.8 million of aggregate principal amount of debt, contributing to a $2.1 million, or 11 percent, decrease in interest expense in comparison to the previous fiscal year.
In fiscal 2009, CPI generated total sales of $333 million and booked total orders of $356 million.  In comparison, in fiscal 2008, sales and orders totaled $370 million and $374 million, respectively.

Fiscal 2009 net income totaled $23.5 million, or $1.34 per share on a diluted basis.  In comparison, fiscal 2008’s net income totaled $20.4 million, or $1.16 per share on a diluted basis.  The increase in net income was the result of the recognition of $8.0 million, or $0.46 per share on a diluted basis, in non-recurring tax benefits in the most recent fiscal year, as well as reduced expenses due to the implementation of cost-savings initiatives and lower interest expense, partially offset by the impact of lower sales in fiscal 2009.

           CPI generated adjusted EBITDA of $53.5 million, or 16.1 percent of sales, in fiscal 2009, as compared to $64.0 million, or 17.3 percent of sales, in the previous fiscal year.  The decrease was primarily due to lower sales volume in the most recent year, partially offset by reduced expenses from the implementation of cost-savings initiatives.

As of October 2, 2009, the company’s cash and cash equivalents totaled $26.2 million.

Fourth Quarter 2009 Financial Results

The fourth quarter was the strongest quarter of the fiscal year, and CPI’s sales, net income and EBITDA results increased in comparison to each of the first three quarters of fiscal 2009.  In the fourth quarter, CPI generated total sales of $91.3 million, as compared to $82.5 million in the previous quarter.

Net income totaled $8.3 million, or $0.47 per share on a diluted basis, in the fourth quarter of fiscal 2009.  In the previous fiscal year, fourth quarter net income totaled $6.0 million, or $0.34 per share on a diluted basis.  The increase in net income was, in part, the result of the recognition of $1.3 million, or $0.07 per share on a diluted basis, in non-recurring tax benefits in the fourth quarter of fiscal 2009, as well as reduced expenses due to the implementation of cost-savings initiatives in the most recent fiscal year and lower interest expense.  Excluding these non-recurring tax benefits, net income and net income per share in the most recent quarter were approximately 17 percent higher than in the comparable quarter of fiscal 2008.

CPI’s fourth quarter adjusted EBITDA equaled $17.6 million, or 19.3 percent of sales, in fiscal 2009.  In comparison, in the fourth quarter of fiscal 2008, adjusted EBITDA equaled $18.1 million, or 18.4 percent of sales.

Fiscal 2010 Outlook

“Our end markets have stabilized and are showing tangible signs of improvement in recent months, and we are confident that fiscal 2010 will be a stronger year than fiscal 2009.  In particular, we have seen further indications that our defense markets have stabilized, our medical market is showing signs of improvement, and we are enjoying very high backlog in our communications market,” said Caldarelli.

For fiscal 2010, CPI expects:

•	Total sales of between $350 million and $360 million;
•	Net income of between $1.05 and $1.13 per share on a diluted basis; and
•	Adjusted EBITDA of between $58 million and $61 million.
The company is assuming an effective tax rate of approximately 36 percent for fiscal 2010.

CPI expects the seasonal pattern of fiscal 2010 to be similar to that of fiscal 2009, and, as economic conditions continue to improve, financial results in all quarters are expected to exceed the results in the corresponding quarters of fiscal 2009.

Financial Community Conference Call

In conjunction with this announcement, CPI will hold a conference call on Friday, December 11, 2009 at 11:00 a.m. (EST) that will be simultaneously broadcast live over the Internet on the company’s Web site.  To participate in the conference call, please dial (888) 599-4879, or (913) 312-1432 for international callers, enter participant pass code 7360844 and ask for the CPI International Fourth Quarter and Fiscal Year 2009 Financial Results Conference Call.  To access the call via the Internet, please visit http://investor.cpii.com.

About CPI International, Inc.

CPI International, Inc., headquartered in Palo Alto, California, is the parent company of Communications & Power Industries, Inc., a leading provider of microwave, radio frequency, power and control solutions for critical defense, communications, medical, scientific and other applications.  Communications & Power Industries, Inc. develops, manufactures and distributes products used to generate, amplify, transmit and receive high-power/high-frequency microwave and radio frequency signals and/or provide power and control for various applications.  End-use applications of these systems include the transmission of radar signals for navigation and location; transmission of deception signals for electronic countermeasures; transmission and amplification of voice, data and video signals for broadcasting, Internet and other types of commercial and military communications; providing power and control for medical diagnostic imaging; and generating microwave energy for radiation therapy in the treatment of cancer and for various industrial and scientific applications.

Non-GAAP Supplemental Information

EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow presented above and in the financial information attached hereto are non-generally accepted accounting principles (GAAP) financial measures.  EBITDA represents earnings before net interest expense, provisions for income taxes and depreciation and amortization.  Adjusted EBITDA represents EBITDA further adjusted to exclude certain non-recurring or non-cash items.  EBITDA margin represents EBITDA divided by sales.  Adjusted EBITDA margin represents adjusted EBITDA divided by sales.  Free cash flow represents net cash provided by operating activities minus capital expenditures and patent application fees.  Free cash flow per share represents free cash flow divided by average shares outstanding on a fully diluted basis.  Free cash flow conversion represents free cash flow divided by net income, expressed as a percentage.  Adjusted free cash flow represents free cash flow further adjusted to exclude certain non-recurring items.  For more information regarding these non-GAAP financial measures for the periods presented and a reconciliation of these measures to GAAP financial information, please see the attached financial information.  In addition, this press release and the attached financial information are available in the investor relations section of the company’s Web site at http://investor.cpii.com.

CPI believes that GAAP-based financial information for leveraged businesses, such as the company’s business, should be supplemented by EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow so that investors better understand the company’s operating performance in connection with their analysis of the company’s business.  In addition, CPI’s management team uses EBITDA and adjusted EBITDA to evaluate the company’s operating performance, to monitor compliance with its senior credit facility, to make day-to-day operating decisions and as a component in the calculation of management bonuses.  Other companies may define EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow differently and, as a result, the company’s measures may not be directly comparable to EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow of other companies.  Because EBITDA, adjusted EBITDA, EBITDA margin, adjusted EBITDA margin, free cash flow, free cash flow per share, free cash flow conversion and adjusted free cash flow do not include certain material costs, such as interest and taxes in the case of EBITDA-based measures, necessary to operate the company’s business, when analyzing the company’s business, these non-GAAP measures should be considered in addition to, and not as a substitute for, net income (loss), net cash provided by (used in) operating activities, net income margin or other statements of income or statements of cash flows data prepared in accordance with GAAP.

###

Certain statements included above constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Forward-looking statements provide our current expectations, beliefs or forecasts of future events.  Forward-looking statements are subject to known and unknown risks and uncertainties, which could cause actual events or results to differ materially from the results projected, expected or implied by these forward looking statements.  These factors include, but are not limited to, competition in our end markets; the impact of a general slowdown in the global economy; our significant amount of debt; changes or reductions in the U.S. defense budget; currency fluctuations; goodwill impairment considerations; U.S. government contracts laws and regulations; changes in technology; the impact of unexpected costs; the impact of environmental laws and regulations; and inability to obtain raw materials and components.  These and other risks are described in more detail in our periodic filings with the Securities and Exchange Commission.  As a result of these uncertainties, you should not place undue reliance on these forward-looking statements.  All future written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section.  New risks and uncertainties arise from time to time, and it is impossible for us to predict these events or how they may affect us.  We undertake no duty or obligation to publicly revise any forward-looking statement to reflect circumstances or events occurring after the date hereof or to reflect the occurrence of unanticipated events or changes in our expectations.

Contact:
Amanda Mogin, Communications & Power Industries, investor relations, 650.846.3998, amanda.mogin@cpii.com

CPI INTERNATIONAL, INC.
and Subsidiaries

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
(in thousands, except per share data)

	Three Months Ended		Twelve Months Ended
	October 2, 2009	October 3, 2008	October 2, 2009	October 3, 2008
Sales	$91,307	$98,566	$332,876	$370,014
Cost of sales	63,782	69,072	239,385	261,086
Gross profit	27,525	29,494	93,491	108,928

Operating costs and expenses:
Research and development expense	2,449	2,369	10,520	10,789
Selling and marketing expense	4,914	5,632	19,466	21,144
General and administrative	5,220	5,967	20,757	22,951
Amortization of acquisition-related intangibles assets	693	759	2,769	3,103
Total operating costs and expenses	13,276	14,727	53,512	57,987

Operating income	14,249	14,767	39,979	50,941

Interest expense	4,014	4,811	16,979	19,055
Loss (gain) on debt extinguishment	-	119	(248)	633
Income before income taxes	10,235	9,837	23,248	31,253

Income tax expense (benefit)	1,983	3,876	(218)	10,804
Net income	$8,252	$5,961	$23,466	$20,449

Other comprehensive income, net of tax
Net unrealized gain (loss) on cash flow hedges and minimum pension liability adjustment	2,323	(812)	2,407	(3,711)
Comprehensive income	$10,575	$5,149	$25,873	$16,738

Earnings per share - Basic	$0.50	$0.37	$1.44	$1.25
Earnings per share - Diluted	$0.47	$0.34	$1.34	$1.16

Shares used to compute earnings per share - Basic	16,425	16,278	16,343	16,356
Shares used to compute earnings per share - Diluted	17,627	17,637	17,478	17,697

CPI INTERNATIONAL, INC.
and Subsidiaries

CONSOLIDATED BALANCE SHEETS
(in thousands, except per share data)

	October 2,	October 3,
	2009	2008
Assets
Current Assets:
Cash and cash equivalents	$26,152	$28,670
Restricted cash	1,561	776
Accounts receivable, net	45,145	47,348
Inventories	66,996	65,488
Deferred tax assets	8,652	11,411
Prepaid and other current assets	6,700	3,823
Total current assets	155,206	157,516
Property, plant, and equipment, net	57,912	62,487
Deferred debt issue costs, net	3,609	4,994
Intangible assets, net	75,430	78,534
Goodwill	162,225	162,611
Other long-term assets	3,872	806
Total assets	$458,254	$466,948

Liabilities and stockholders’ equity
Current Liabilities:
Current portion of long-term debt	$-	$1,000
Accounts payable	22,665	21,109
Accrued expenses	19,015	23,044
Product warranty	3,845	4,159
Income taxes payable	4,305	7,766
Advance payments from customers	12,996	12,335
Total current liabilities	62,826	69,413
Deferred income taxes	24,726	27,321
Long-term debt, less current portion	194,922	224,660
Other long-term liabilities	2,227	1,689
Total liabilities	284,701	323,083
Commitments and contingencies
Stockholders’ equity
Preferred stock ($0.01 par value; 10,000 shares
authorized and none issued and outstanding)	-	-
Common stock ($0.01 par value, 90,000 shares
authorized; 16,807 and 16,538 shares issued;
16,601 and 16,332 shares outstanding)	168	165
Additional paid-in capital	75,630	71,818
Accumulated other comprehensive income (loss)	598	(1,809)
Retained earnings	99,957	76,491
Treasury stock, at cost (206 shares)	(2,800)	(2,800)
Total stockholders’ equity	173,553	143,865
Total liabilities and stockholders' equity	$458,254	$466,948

CPI INTERNATIONAL, INC.
and Subsidiaries

CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Year Ended
	October 2,	October 3,	September 28,
	2009	2008	2007
Cash flows from operating activities
Net income	$23,466	$20,449	$22,503
Adjustments to reconcile net income to net
cash provided by operating activities:
Depreciation	7,773	7,607	6,562
Amortization of intangibles	3,021	3,356	2,536
Write-off of patent application fees	83	-	-
Amortization of deferred debt issue costs	1,241	1,197	1,401
Amortization of discount on floating rate senior notes	12	15	49
Non-cash loss on debt extinguishment	144	420	4,659
Discount on repayment of debt	(392)	-	-
Non-cash defined benefit pension expense	39	55	-
Stock-based compensation expense	2,679	2,135	1,239
Allowance for doubtful accounts	6	-	(329)
Deferred income taxes	(1,000)	(1,360)	(561)
Net loss on the disposition of assets	130	205	129
Tax benefit from stock option exercises	212	50	1,281
Excess tax benefit on stock option exercises	(54)	(18)	(781)
Changes in operating assets and liabilities,
net of acquired assets and assumed liabilities:
Restricted cash	(785)	1,479	(509)
Accounts receivable	2,197	5,241	(7,388)
Inventories	(1,495)	1,986	(8,473)
Prepaid and other current assets	841	(470)	(811)
Other long-term assets	(3,167)	(208)	476
Accounts payable	1,556	(685)	(215)
Accrued expenses	(4,107)	(4,953)	(320)
Product warranty	(314)	(1,419)	(653)
Income taxes payable	(3,461)	(779)	(2,262)
Advance payments from customers	661	203	2,202
Other long-term liabilities	828	(625)	924
Net cash provided by operating activities	30,114	33,881	21,659

Cash flows from investing activities
Capital expenditures	(3,365)	(4,262)	(8,169)
Acquisitions, net of cash acquired	-	1,615	(22,174)
Payment of patent application fees	-	(147)	-
Net cash used in investing activities	(3,365)	(2,794)	(30,343)

Cash flows from financing activities
Proceeds from issuance of debt	-	-	100,000
Proceeds from stock purchase plan and exercises of stock options	1,037	891	1,436
Repayments of debt	(30,358)	(21,000)	(100,750)
Debt issuance costs	-	-	(2,462)
Purchase of treasury stock	-	(2,800)	-
Excess tax benefit on stock option exercises	54	18	781
Net cash used in financing activities	(29,267)	(22,891)	(995)

Net (decrease) increase in cash and cash equivalents	(2,518)	8,196	(9,679)
Cash and cash equivalents at beginning of year	28,670	20,474	30,153
Cash and cash equivalents at end of year	$26,152	$28,670	$20,474

Supplemental cash flow disclosures
Cash paid for interest	$16,081	$18,720	$22,255
Cash paid for income taxes, net of refunds	$6,539	$13,099	$13,631

CPI INTERNATIONAL, INC.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
EBITDA and Adjusted EBITDA
(in thousands - unaudited)

		Three Months Ended		Year Ended
		October 2,	October 3,	October 2,	October 3,
		2009	2008	2009	2008
Net income		$8,252	$5,961	$23,466	$20,449
Depreciation and amortization		2,714	2,792	10,794	10,963
Interest expense, net		4,014	4,811	16,979	19,055
Income tax expense (benefit)		1,983	3,876	(218)	10,804
EBITDA		16,963	17,440	51,021	61,271

Adjustments to exclude certain non-recurring or non-cash items:
Stock-based compensation expense	(1)	655	567	2,679	2,135
Loss (gain) on debt extinguishment	(2)	-	119	(248)	633
Total adjustments		655	686	2,431	2,768
Adjusted EBITDA		$17,618	$18,126	$53,452	$64,039

EBITDA margin	(3)	18.6%	17.7%	15.3%	16.6%
Adjusted EBITDA margin	(4)	19.3%	18.4%	16.1%	17.3%
Net income margin	(5)	9.0%	6.0%	7.0%	5.5%

(1)	Represents a non-cash charge for stock options, restricted stock awards, restricted stock unit awards and the employee discount related to CPI's Employee Stock Purchase Plan.
(2) For the year ended October 2, 2009, represents the following related to repurchase of $8.0 million of 8% Senior Subordinated Notes at a discount of 4.9%: $0.392 million discount, partially offset by $0.144 million write-off of unamortized deferred debt issue costs. For the three months and year ended October 3, 2008, respectively, represents the following expenses related to the redemption of $2.0 million and $10.0 million of floating rate senior notes: $0.081 million and $0.420 million for non-cash costs associated with the write-off of unamortized deferred debt issue costs and issue discount costs; and $0.038 million and $0.213 million in cash payments for redemption premiums and other expenses.

(3) Represents EBITDA divided by sales.

(4) Represents adjusted EBITDA divided by sales.

(5) Represents net income divided by sales.

CPI INTERNATIONAL, INC.
and Subsidiaries

NON-GAAP SUPPLEMENTAL INFORMATION
Free Cash Flow, Adjusted Free Cash Flow, Free Cash Flow Conversion
and Free Cash Flow per Share
(in thousands, except per share and percent data - unaudited)

		Twelve Months Ended
		October 2,
		2009
Net cash provided by operating activities		$30,114
Capital expenditures		(3,365)
Free cash flow		26,749

Adjustments to exclude certain non-recurring items:
Cash paid for prior year transfer pricing audit	(1)	917
Total adjustments		917
Adjusted free cash flow		$27,666

Free cash flow		$26,749
Net income		$23,466
Free cash flow conversion	(2)	114%

Free cash flow per share	(3)	$1.53

(1)

Represents a payment made to the Canada Revenue Agency ("CRA") related to an audit of Communications & Power Industries Canada Inc.'s ("CPI Canada") income tax returns for fiscal years 2001 and 2002. CPI Canada has received a tax assessment, including interest expense, from the CRA for fiscal years 2001 and 2002, based on tax deductions related to the valuation of the Satcom business, which was purchased by CPI Canada from Communications & Power Industries, Inc. in fiscal years 2001 and 2002. While the Company believes it has meritorious defenses and is in the process of pursuing these defenses, certain payments are required to be made in the meantime.  The Company considers this a non-recurring use of cash as it pertains to previous years.

(2) Represents free cash flow divided by net income, expressed as a percentage.

(3) Represents free cash flow divided by the "Shares used to compute earnings per share: Diluted" for the year ended October 2, 2009, or 17,478,000 shares.